Exhibit 10.4

MEMBERSHIP INTEREST PURCHASE AGREEMENT

between

GRUN ENERGY, LLC

and

EMERGEN ENERGY LLC

dated as of

May 21, 2026

MEMBERSHIP INTEREST PURCHASE AGREEMENT

This Membership Interest Purchase Agreement (this “Agreement”), dated as of May 21, 2026 (the “Effective Date”), is entered into between Grun Energy, LLC, a Texas limited liability company (“Seller”), and Emergen Energy, LLC, a Delaware limited liability company (“Buyer”). Capitalized terms used in this Agreement have the meanings given to such terms herein.

RECITALS

WHEREAS, Seller owns all the membership interests of [***], a Texas limited liability company (the “Company”);

WHEREAS, the Company owns the rights to develop a certain renewable energy project, as follows (the “Project”): [***], with an anticipated capacity of 9.9 MW, 44.55 MWh BESS, to be located in Medina County, Texas, being developed by Seller;

WHEREAS, Seller wishes to sell to Buyer, and Buyer wishes to purchase from Seller, One Hundred Percent (100%) of the limited liability company interests of the Company (the “Purchased Interests”), subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

Purchase and sale

Section 1.01 Purchase and Sale. Subject to the terms and conditions set forth herein, at the Closing, Seller shall sell to Buyer, and Buyer shall purchase from Seller, the Purchased Interests, free and clear of any mortgage, pledge, lien, charge, security interest, or other encumbrance (each, an “Encumbrance”).

Section 1.02 Purchase Price. The purchase price for the Purchased Interests (the “Purchase Price”) shall be $.065 cents per watt multiplied by 9.9 MW / 44.55 MWh capacity (equivalent to a consideration of $643,500).

Section 1.03 Payment of Purchase Price. The Purchase Price shall be paid in cash by wire transfer of immediately available funds, as follows. Payments shall be made solely through instructions mutually agreed by Buyer and Seller.

(a) Fifty percent (50%) of the Purchase Price shall be paid at the Closing (the “Initial Purchase Price”).

(b) Twenty-five percent (25%) of the Purchase Price shall be paid no later than ten (10) business days after Notice to Proceed.

(c) Twenty-five percent (25%) of the Purchase Price shall be paid no later than the earlier of (i) ten (10) business days after the Commercial Operation Date or (ii) 18 months following the Effective Date.

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Section 1.04 Withholding Taxes. Buyer shall be entitled to deduct and withhold from the Purchase Price all Taxes that Buyer may be required to deduct and withhold under any provision of Tax Law. All such withheld amounts shall be treated as delivered to Seller hereunder.

Section 1.05 Definitions. As used in this Agreement, the following terms have the meanings set forth below:

“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or other ownership interests, by contract, or otherwise.

“Commercial Operation Date” means the date the Project is fully operational and has begun selling power.

“Contract” means any contract, lease, deed, mortgage, license, instrument, note, indenture, joint venture, or any other agreement, commitment, or legally binding arrangement, whether written or oral.

“Disclosure Schedules” means the disclosure schedules, attached hereto and made a part hereof, delivered by Seller concurrently with the execution of this Agreement.

“Governmental Authority” means the government of any nation or any political subdivision thereof, whether at the national, state, territorial, provincial, municipal or any other level, and any agency, authority, instrumentality, regulatory body, court, or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of, or pertaining to, government.

“Governmental Order” means any order, writ, judgment, injunction, decree, determination, penalty, or award entered by or with any Governmental Authority.

“Law” means any statute, law, ordinance, regulation, rule, code, treaty, or other requirement of any Governmental Authority.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, properties, liabilities (actual or contingent), operations and/or condition (financial or otherwise) of Buyer, Seller, the Company or the Project, (b) the validity or enforceability of this Agreement or any other Transaction Documents, or (c) the ability of any party to perform any of its material obligations under the Transaction Documents.

“Notice to Proceed” means the earlier of (a) issuance of full notice to procced under the EPC contract, (b) the date on which the Company has paid the EPC contractor an down payment on a notice to proceed that has been mutually agreed between the Company and the EPC contractor, and (c) the Interconnection Agreement has been fully negotiated and is signature-ready.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association, or other entity.

“Third Party Claim” means any action, suit, claim or other legal proceeding made or brought by any person who is not a party to this Agreement or an Affiliate of a party to this Agreement or a Representative of the foregoing.

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ARTICLE II

CLOSING

Section 2.01 Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place simultaneously with the execution of this Agreement on the date of this Agreement (the “Closing Date”). Closing may occur remotely via electronic exchange of documents and signatures.

Section 2.02 Seller Closing Deliverables. At the Closing, Seller shall deliver to Buyer the following:

(a) An assignment agreement executed by Seller, conveying to Buyer the Purchased Interests, free and clear of all Encumbrances.

(b) A certificate of the Secretary (or other officer) of Seller certifying: (i) that attached thereto are true and complete copies of all resolutions of the members of Seller authorizing the execution, delivery, and performance of this Agreement, and the other agreements, instruments, and documents required to be delivered in connection with this Agreement or at the Closing (collectively, the “Transaction Documents”) to which Seller is a party and the consummation of the transactions contemplated hereby and thereby, and that such resolutions are in full force and effect; (ii) the names, titles, and signatures of the officers of Seller authorized to sign this Agreement and the other Transaction Documents; and (iii) that attached thereto are true and complete copies of the governing documents of the Company, including any amendments or restatements thereof, and that such governing documents are in full force and effect.

(c) A good standing certificate (or its equivalent) for the Company from the secretary of state or similar Governmental Authority of the jurisdiction in which the Company is organized and each jurisdiction where the Company is qualified, registered, or authorized to do business.

(d) A certificate pursuant to Treasury Regulations Section 1.1445-2(b) that Seller is not a foreign person within the meaning of Section 1445 of the Internal Revenue Code of 1986 (as amended, the “Code”).

(e) The written resignations, effective as of the Closing, of each of the officers, directors, and managers of the Company, in form and substance reasonably satisfactory to Buyer.

(f) True, correct, and complete copies of all books and records of the Company, including all corporate, financial, and operational records in the possession or control of Seller or the Company.

Section 2.03 Buyer’s Deliveries. At the Closing, Buyer shall deliver the following to Seller:

(a) The Initial Purchase Price.

(b) A certificate of the Secretary (or other officer) of Buyer certifying: (i) that attached thereto are true and complete copies of all resolutions of the board of directors of Buyer authorizing the execution, delivery, and performance of this Agreement and the Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, and that such resolutions are in full force and effect; and (ii) the names, titles, and signatures of the officers of Buyer authorized to sign this Agreement and the other Transaction Documents to which it is a party.

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ARTICLE III

Representations and Warranties of Seller

Section 3.01 Seller represents and warrants to Buyer that the statements contained in this ARTICLE III are true and correct as of the date hereof.

Section 3.02 Organization and Authority of Seller. Seller is a limited liability company duly organized, validly existing, and in good standing under the Laws of the state of Texas. Seller has full limited liability company power and authority to enter into this Agreement and the other Transaction Documents to which Seller is a party, to carry out its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Seller of this Agreement and any other Transaction Document to which Seller is a party, the performance by Seller of its obligations hereunder and thereunder, and the consummation by Seller of the transactions contemplated hereby and thereby have been duly authorized by all requisite company action on the part of Seller. This Agreement and each Transaction Document to which Seller is a party constitute legal, valid, and binding obligations of Seller enforceable against Seller in accordance with their respective terms.

Section 3.03 Organization, Authority, and Qualification of the Company. The Company is a limited liability company duly organized, validly existing, and in good standing under the Laws of the state of Texas and has full limited liability company power and authority to own, operate, or lease the properties and assets now owned, operated, or leased by it and to carry on its business as it has been and is currently conducted.

Section 3.04 Capitalization.

(a) The Purchased Interests have been duly authorized, are validly issued, fully paid and nonassessable, and are owned of record and beneficially by Seller, free and clear of all Encumbrances. Upon the transfer, assignment, and delivery of the Purchased Interests and payment therefor in accordance with the terms of this Agreement, Buyer shall own all of the Purchased Interests, free and clear of all Encumbrances.

(b) The Purchased Interests were issued in compliance with applicable Laws. None of the Purchased Interests were issued in violation of any agreement or commitment to which Seller or the Company is a party or is subject to or in violation of any preemptive or similar rights of any Person.

(c) There are no outstanding equity rights, convertible securities, profits interests, phantom equity, earn-in rights, voting agreements, rights of first refusal, preemptive rights, or similar arrangements affecting the Company.

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Section 3.05 No Subsidiaries. The Company has, or has the right to acquire, an ownership interest in any other Person.

Section 3.06 No Conflicts or Consents. Execution and performance by Seller will not violate or conflict with any Law, Contract, or Governmental Order, except as set forth on Schedule 3.06.

Section 3.07 Financial Statements. Complete copies of the financial statements of the Company consisting of the balance sheet of the Company as of March 31, 2026 and the related statements of income and retained earnings, stockholders’ equity, and cash flow for the year then ended (the “Financial Statements”) have been delivered to Buyer. The Financial Statements are based on the books and records of the Company and fairly present in all material respects the financial condition of the Company as of the respective dates they were prepared and the results of the operations of the Company for the periods indicated. The balance sheet of the Company as of March 31, 2026 is referred to herein as the “Balance Sheet” and the date thereof as the “Balance Sheet Date”.

Section 3.08 Undisclosed Liabilities. The Company has no liabilities, obligations, or commitments of any nature whatsoever, whether asserted, known, absolute, accrued, matured, or otherwise (collectively, “Liabilities”), except: (a) those which are adequately reflected or reserved against in the Balance Sheet as of the Balance Sheet Date; and (b) those which have been incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date and which are not, individually or in the aggregate, material in amount.

Section 3.09 Absence of Certain Changes, Events, and Conditions. Since the Balance Sheet Date, no material adverse change has occurred, and no event has occurred which individually or in the aggregate could reasonably be expected to constitute a Material Adverse Effect.

Section 3.10 Material Contracts.

(a) Section 3.10(a) of the Disclosure Schedules lists each Contract that is material to the Company (such Contracts, together with all Contracts concerning the development, construction, or operation of the Project (“Material Contracts”), including the following:

(i) each Contract of the Company involving aggregate consideration in excess of $100,000.00 and which, in each case, cannot be cancelled by the Company without penalty or without more than 90 days’ written notice;

(ii) all Contracts that provide for the indemnification by the Company of any Person or the assumption of any Tax (as defined in Section 3.19(a)), environmental, or other Liability of any Person;

(iii) all Contracts relating to Intellectual Property (as defined in Section 3.12(a)), including all licenses, sublicenses, settlements, coexistence agreements, covenants not to sue, and permissions; and

(iv) except for Contracts relating to trade payables, all Contracts relating to indebtedness (including, without limitation, guarantees) of the Company.

(v) all Contracts relating to land rights, leases, or options for real property to be used by the Project;

(vi) all interconnection applications, studies, agreements, or assignments;

(vii) all permits, approvals, or filings with Governmental Authorities material to development or operation of the Project;

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(viii) all vendor, EPC, O&M, shared-facilities, crossing, or easement agreements; and

(ix) any non-disclosure, exclusivity, or similar agreements restricting the Project. Complete and correct copies of all such agreements shall be delivered to Buyer.

(b) Each Material Contract is valid and binding on the Company in accordance with its terms and is in full force and effect. Neither the Company nor, to Seller’s knowledge, any other party thereto, is in breach of or default under (or is alleged to be in breach of or default under) in any material respect, or has provided or received any notice of any intention to terminate, any Material Contract. Complete and correct copies of each Material Contract (including all modifications, amendments, and supplements thereto and waivers thereunder) have been made available to Buyer.

Section 3.11 Real Property; Title to Assets.

(a) Section 3.11(a) of the Disclosure Schedules lists all real property in which the Company has an ownership or leasehold (or sub-leasehold) interest, or holds any options or rights with respect thereto (the “Real Property”). Seller has delivered or made available to Buyer true, correct, and complete copies of all Contracts, title insurance policies, and surveys relating to the Real Property.

(b) The Company has good and valid (and, in the case of owned Real Property, good and indefeasible fee simple) title to, or a valid leasehold interest in, all Real Property and personal property and other assets reflected in the Financial Statements or acquired after the Balance Sheet Date (other than properties and assets sold or otherwise disposed of in the ordinary course of business consistent with past practice since the Balance Sheet Date). All Real Property and such personal property and other assets (including leasehold interests) are free and clear of Encumbrances except for the following:

(i) liens for Taxes not yet due and payable;

(ii) those items set forth in Section 3.11(b) of the Disclosure Schedules;

(iii) mechanics’, carriers’, materialmen’s, or similar liens that (A) arise only in the ordinary course of business, and (B) are not delinquent; and

(iv) liens under equipment leases or conditional sales contracts that are (A) immaterial, (B) incurred in the ordinary course, and (C) will not, individually or in the aggregate, impair the ownership, development, financing, or operation of the Project or the Company.

(c) The Company is not a sublessor or grantor under any sublease or other instrument granting to any other Person any right to possess, lease, occupy, or use any leased Real Property. The use of the Real Property in the conduct of the Company’s business does not violate in any material respect any Law, covenant, condition, restriction, easement, license, permit, or Contract and no material improvements constituting a part of the Real Property encroach on real property owned or leased by a Person other than the Company. To Seller’s knowledge, there are no outstanding disputes, boundary issues, condemnation proceedings, zoning violations, or defaults under any Real Property agreements.

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Section 3.12 Intellectual Property.

(a) The term “Intellectual Property” means any and all of the following in any jurisdiction throughout the world: (i) issued patents and patent applications; (ii) trademarks, service marks, trade names, and other similar indicia of source or origin, together with the goodwill connected with the use of and symbolized by, and all registrations, applications for registration, and renewals of, any of the foregoing; (iii) copyrights, including all applications and registrations; (iv) trade secrets, know-how, inventions (whether or not patentable), technology, and other confidential and proprietary information and all rights therein; (v) internet domain names and social media accounts and pages; and (vi) other intellectual or industrial property and related proprietary rights, interests, and protections.

(b) Section 3.12(b) of the Disclosure Schedules lists all issued patents, registered trademarks, domain names and copyrights, and pending applications for any of the foregoing and all material unregistered Intellectual Property that are owned by the Company (the “Company IP Registrations”). The Company owns or has the valid and enforceable right to use all Intellectual Property used in or necessary for the conduct of the Company’s business as currently conducted or as proposed to be conducted (the “Company Intellectual Property”), free and clear of all Encumbrances. All of the Company Intellectual Property is valid and enforceable, and all Company IP Registrations are subsisting and in full force and effect. The Company has taken all reasonable and necessary steps to maintain and enforce the Company Intellectual Property. Seller represents that (i) the Company exclusively owns all right, title, and interest in the Company Intellectual Property free and clear of all Encumbrances; (ii) all third-party Intellectual Property used by the Company is validly licensed; (iii) no Intellectual Property rights are subject to any option, lien, or claim of reversion; and (iv) Seller has delivered true, complete copies of all Intellectual Property assignments, licenses, and registrations prior to Closing.

(c) The conduct of the Company’s business as currently and formerly conducted and as proposed to be conducted has not infringed, misappropriated, or otherwise violated and will not infringe, misappropriate, or otherwise violate the Intellectual Property or other rights of any Person. No claims or proceedings are pending or, to Seller’s knowledge, threatened alleging infringement, misappropriation, or violation of Intellectual Property rights by the Company or the Project. No Person is infringing, misappropriating, or otherwise violating any Company Intellectual Property.

Section 3.13 Insurance. Section 3.13 of the Disclosure Schedules sets forth a true and complete list of all current policies or binders of insurance maintained by the Company and relating to the assets, business, operations, employees, officers, and directors of the Company (collectively, the “Insurance Policies”). Such Insurance Policies: (a) are in full force and effect; (b) are valid and binding in accordance with their terms; (c) are provided by carriers who are financially solvent; and (d) have not been subject to any lapse in coverage. Neither Seller nor any of its Affiliates has received any written notice of cancellation of, premium increase with respect to, or alteration of coverage under, any of such Insurance Policies. All premiums due on such Insurance Policies have been paid. The Insurance Policies are of the type and in the amounts customarily carried by Persons conducting a business similar to the Company as of the Closing and are sufficient for compliance with all applicable Laws and Contracts to which the Company is a party or by which it is currently bound. The Company and Seller are, and have been, in full compliance with all terms and conditions of the Insurance Policies. No Insurance Policy is subject to any pending cancellation, premium increase, or adverse modification. Seller represents that (i) there are no gaps in coverage, and (ii) all pending or threatened claims under the Insurance Policies have been disclosed in Section 3.13 of the Disclosure Schedules.

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Section 3.14 Legal Proceedings; Governmental Orders.

(a) There are no claims, actions, causes of action, demands, lawsuits, arbitrations, inquiries, audits, notices of violation, proceedings, litigation, citations, summons, subpoenas, or investigations of any nature, whether at law or in equity (collectively, “Actions”) pending against or by the Company, Seller, or any Affiliate of Seller: (i) relating to or affecting the Company or any of the Company’s properties or assets; or (ii) that challenge or seek to prevent, enjoin, or otherwise delay the transactions contemplated by this Agreement or the construction, development, or operation of the Project. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action. Seller represents that no Actions are pending, threatened, or have been asserted in the past three (3) years against the Seller, the Company, or the Project. Seller further represents that, to Seller’s knowledge, there are no governmental inquiries, audits, or investigations ongoing or anticipated relating to the Company or the Project.

(b) There are no outstanding, and the Company is in compliance with all, Governmental Orders against, relating to, or affecting the Company or any of its properties or assets. No Governmental Orders restrict, impair, or impose conditions on the development, financing, construction, interconnection, or operation of the Project. Seller has disclosed all notices of violation, default, or deficiency, and all such matters have been fully resolved.

Section 3.15 Compliance with Laws; Permits.

(a) The Company has complied, and is now complying, with all Laws applicable to it or its business, properties, or assets. No written notices of violation, investigation, or non-compliance have been received from any Governmental Authority. The Company has implemented all required compliance programs and is not subject to any consent decrees, deferred prosecution agreements, or similar obligations.

(b) Section 3.15(b) of the Disclosure Schedules sets forth the permits, licenses, registrations, and similar rights held by the Company with respect to the development, construction, and operation of the Project (the “Permits”).

(c) The Permits have been obtained and are valid and in full force and effect. Section 3.15(b) of the Disclosure Schedules lists all current Permits issued to the Company and no event has occurred that would reasonably be expected to result in the revocation or lapse of any such Permit. All Permits will remain valid following the consummation of the transactions. Seller represents that no conditions have been imposed by any Governmental Authority that materially increase costs or delay development.

Section 3.16 Environmental Matters.

(a) The terms:

(i) “Environmental Laws” means all Laws, now or hereafter in effect, in each case as amended or supplemented from time to time, relating to the regulation and protection of human health, safety, the environment, and natural resources, including any federal, state, or local transfer of ownership notification or approval statutes. “Environmental Laws” shall include all siting, permitting, and reclamation obligations applicable to the Project. and

(ii) “Hazardous Substances” means: (A) “hazardous materials,” “hazardous wastes,” “hazardous substances,” “industrial wastes,” or “toxic pollutants,” as such terms are defined under any Environmental Laws; (B) any other hazardous or radioactive substance, contaminant, or waste; and (C) any other substance with respect to which any Environmental Law or Governmental Authority requires environmental investigation, regulation, monitoring, or remediation. For the avoidance of doubt, “Hazardous Substances” shall include any materials contained in batteries, transformers, or other equipment to be installed at the Project.

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(b) The Company has complied, and is now complying, with all Environmental Laws. Neither the Company nor Seller has received notice from any Person that the Company, its business or assets, or any real property currently or formerly owned, leased, or used by the Company has violated, is in violation of, or is under investigation for violation of any Environmental Law or any applicable Law regarding Hazardous Substances. Seller represents that it is not aware of the existence of any circumstances that would reasonably be expected to result in any such violation. Seller has delivered to Buyer true, complete, and correct copies of all environmental audits, reports, assessments, and correspondence in its possession or control relating to the Company, the Project, or the Real Property.

(c) There has not been any spill, leak, discharge, injection, escape, leaching, dumping, disposal, or release of any kind of any Hazardous Substances in violation of Environmental Law: (i) with respect to the business or assets of the Company; or (ii) at, from, in, adjacent to, or on any real property currently or formerly owned, leased, or used by the Company. There are no Hazardous Substances in, on, about, or migrating to any real property currently or formerly owned, leased, or used by the Company, and such real property is not affected in any way by any Hazardous Substances. Seller further represents that (A) no underground storage tanks, asbestos-containing materials, or polychlorinated biphenyls are present at the Real Property; (B) no remediation, monitoring, or investigation obligations exist or are pending; (C) no governmental or third-party claims relating to Hazardous Substances have been made or threatened; and (D) Seller shall indemnify and hold harmless Buyer and the Company for any environmental liabilities, remediation, or claims relating to conditions existing prior to Closing.

Section 3.17 Employee Benefit Matters.

(a) Section 3.17(a) of the Disclosure Schedules contains a true and complete list of each “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 (as amended, and including the regulations thereunder, “ERISA”), whether or not written and whether or not subject to ERISA, and each supplemental retirement, compensation, employment, consulting, profit-sharing, deferred compensation, incentive, bonus, equity, change in control, retention, severance, salary continuation, and other similar agreement, plan, policy, program, practice, or arrangement which is or has been established, maintained, sponsored, or contributed to by the Company or under which the Company has or may have any Liability (each, a “Benefit Plan”).

(b) Seller represents that neither the Company nor the Project have ever maintained, sponsored, or contributed to any Benefit Plan, and no current or former employee, officer, director, consultant, or contractor of Seller or the Company has any claim to compensation, benefits, or coverage from Buyer, the Company, or the Project.

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Section 3.18 Employment Matters. Seller further represents that no Benefit Plan obligations, liabilities, or commitments of any kind will transfer to Buyer or the Company at or after Closing, and that Buyer and the Company will have no successor or transferee liability with respect to any Benefit Plan of Seller or its Affiliates.

(a) The Company has no employees, independent contractors, or consultants and have never maintained any employment, consulting, or independent contractor relationships. No wages, compensation, or benefits of any kind are owed or will become due from the Company or will transfer to Buyer.

(b) The Company is not, and has never been, a party to or bound by any collective bargaining agreement or other Contract with a union or similar labor organization (collectively, “Union”), and no Union has represented or purported to represent any employee of the Company. The Company has never been subject to any collective bargaining obligations, union representation, or labor disputes of any kind.

(c) Because the Company has no employees, independent contractors, or contingent workers, they have no liability or exposure under employment, labor, wage/hour, benefits, payroll tax, or immigration Laws. Seller represents that (i) no employment-related claims, disputes, audits, or proceedings are pending, threatened, or have been asserted against the Company or the Project; and (ii) no obligations relating to employees, consultants, or contractors will transfer to Buyer at or after Closing.

Section 3.19 Taxes.

(a) All returns, declarations, reports, information returns and statements, and other documents relating to Taxes (including amended returns and claims for refund) (collectively, “Tax Returns”) required to be filed by the Company on or before the Closing Date have been timely filed. Such Tax Returns are true, correct, and complete in all respects. All Taxes due and owing by the Company (whether or not shown on any Tax Return) have been timely paid. No extensions or waivers of statutes of limitations have been given or requested with respect to any Taxes of the Company. Seller has delivered to Buyer copies of all Tax Returns and examination reports of the Company and statements of deficiencies assessed against, or agreed to by, the Company, for all Tax periods. The term “Taxes” means all federal, state, local, foreign, and other income, gross receipts, sales, use, production, ad valorem, transfer, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties, or other taxes, fees, assessments, or charges of any kind whatsoever, together with any interest, additions, or penalties with respect thereto. Seller further represents that (i) no deficiencies, audits, examinations, or investigations by any Governmental Authority are pending or threatened with respect to Taxes of the Company; (ii) no claim has been made by any Governmental Authority that the Company is or may be subject to taxation in a jurisdiction where it has not filed Tax Returns; (iii) all required Tax withholdings have been properly collected, remitted, and reported; and (iv) all Tax incentives, abatements, or exemptions claimed by the Company are valid and in full force.

(b) The Company has never been a member of an affiliated, combined, consolidated, or unitary Tax group for Tax purposes. The Company has no Liability for Taxes of any Person (other than the Company) under Treasury Regulations Section 1.1502-6 (or any corresponding provision of state, local, or foreign Law), as transferee or successor, by contract, or otherwise. The Company has no liability for Taxes of Seller or any Affiliate of Seller, and no arrangements, indemnities, or agreements exist that could result in Buyer or the Company bearing any Tax liability of Seller or its Affiliates for periods prior to the Closing.

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(c) There are no liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of the Company.

(d) Seller is not a “foreign person” as that term is used in Treasury Regulations Section 1.1445-2. The Company is not, nor has it been, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period in Section 897(c)(1)(a) of the Code.

Section 3.20 Books and Records. The minute books and share record and transfer books of the Company, all of which are in the possession of the Company and have been made available to Buyer, are complete and correct in all material respects. Seller represents that all corporate records, equity ledgers, and governance documents of the Company are true and complete in all material respects as of the date thereof. No minutes, consents, or resolutions of the Company have been withheld.

Section 3.21 Related Party Transactions. There are no Contracts or other arrangements involving the Company in which Seller, its Affiliates, or any of its or their respective directors, officers, or employees is a party, has a financial interest, or otherwise owns or leases any material asset, property, or right which is used by the Company. Seller represents that no Affiliates of Seller or the Company will retain any rights, claims, or interests with respect to the Company, the Project, or their assets after Closing.

Section 3.22 Brokers. Except for Silver Fox Management Inc. pursuant to a separate agreement with Seller, no broker, finder, or investment banker is entitled to any brokerage, finder’s, or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of Seller. Seller shall be solely responsible for all fees, commissions, and expenses of Silver Fox Management Inc. or any other broker engaged by Seller. Buyer shall have no liability of any kind with respect to any brokerage, finder’s, or similar fee arising out of this Agreement or the transactions contemplated hereby.

Section 3.23 Full Disclosure. No representation or warranty by Seller in this Agreement and no statement contained in the Disclosure Schedules to this Agreement or any certificate or other document furnished or to be furnished to Buyer pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading. No document, certificate, or schedule delivered to Buyer contains any untrue statement or omits information that would reasonably be expected to result in a Material Adverse Effect. Seller acknowledges that Buyer is relying on the accuracy and completeness of such disclosures in entering into this Agreement.

ARTICLE IV

Representations and Warranties of Buyer

Section 4.01 Buyer represents and warrants to Seller that the statements contained in this Article IV are true and correct as of the date hereof. Buyer’s representations are limited to the express statements in this Article IV. No other representations, express or implied, are made or deemed made by Buyer.

Section 4.02 Organization and Authority of Buyer. Buyer is a corporation duly organized, validly existing, and in good standing under the Laws of the state of Delaware. Buyer has full corporate power and authority to enter into this Agreement and the other Transaction Documents to which Buyer is a party, to carry out its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Buyer of this Agreement and any other Transaction Document to which Buyer is a party, the performance by Buyer of its obligations hereunder and thereunder, and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Buyer. This Agreement and each Transaction Document constitute legal, valid, and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms.

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Section 4.03 No Conflicts; Consents. The execution, delivery, and performance by Buyer of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) violate or conflict with any provision of the certificate of incorporation, by-laws, or other governing documents of Buyer; (b) violate or conflict with any provision of any Law or Governmental Order applicable to Buyer; or (c) require the consent of Buyer’s board of directors only, which has been duly obtained. No other consents, notices, or approvals are required for Buyer to execute and deliver this Agreement and consummate the transactions contemplated hereby.

Section 4.04 Investment Purpose. Buyer is acquiring the Purchased Interests solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof or any other security related thereto within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). Buyer acknowledges that Seller has not registered the offer and sale of the Purchased Interests under the Securities Act or any state securities laws, and that the Purchased Interests may not be pledged, transferred, sold, offered for sale, hypothecated, or otherwise disposed of except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable. Nothing herein shall restrict Buyer from transferring the Purchased Interests.

Section 4.05 Brokers. No broker, finder, or investment banker is entitled to any brokerage, finder’s, or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by Buyer. Seller acknowledges and agrees that Buyer shall have no liability for, and Seller shall indemnify and hold Buyer harmless from, any claim for brokerage, finder’s, or similar fees arising from arrangements made by or on behalf of Seller.

Section 4.06 Lone Star Infrastructure Protection Act. Buyer is not (and is not affiliated with any person or entity that is) owned by, or a majority of the stock or ownership interest is held or controlled by, individuals who are citizens of China, Iran, North Korea, Russia, or any other country designated by the Governor of the State of Texas as a threat to critical infrastructure under Tex. Bus. & Com. Code Section 117.003.

ARTICLE V

Covenants

Section 5.01 Confidentiality. From and after the Closing, Seller shall, and shall cause its Affiliates and its and their respective directors, officers, employees, consultants, counsel, accountants, and other agents (collectively, “Representatives”) to, hold in confidence any and all information, in any form, concerning the Company, except to the extent that Seller can show that such information: (a) is generally available to and known by the public through no fault of Seller, any of its Affiliates, or their respective Representatives or (b) is lawfully acquired by Seller, any of its Affiliates, or their respective Representatives from and after the Closing from sources which are not prohibited from disclosing such information by any obligation. If Seller or any of its Affiliates or their respective Representatives are compelled to disclose any information by Governmental Order or Law, Seller shall promptly notify Buyer in writing and shall disclose only that portion of such information which is legally required to be disclosed; provided, however, Seller shall use reasonable best efforts to obtain protective orders or other remedies to prevent disclosure. Seller shall not use, directly or indirectly, any such confidential information for the benefit of Seller or its Affiliates, or in competition with the Company or the Project.

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Section 5.02 Further Assurances. Following the Closing, each of the parties hereto shall, and shall cause their respective Affiliates to, execute and deliver such additional documents and instruments and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement and the other Transaction Documents. Seller’s obligation under this Section shall include promptly executing all consents, assignments, and instruments necessary to vest full, clear, and marketable title to the Purchased Interests, the Project, and all related assets in Buyer and the Company.

Section 5.03 Project Development. Buyer shall use (and shall cause the Company to use) commercially reasonable efforts to develop and build the Project. Subject to applicable confidentiality obligations and restrictions, Buyer shall keep Seller reasonably updated as to the progress and status of the Project until the Purchase Price has been paid in full.

Section 5.04 No Transfers. Until the Purchase Price has been paid in full, Buyer may not sell or transfer (nor shall any change of control occur with respect to) the Project or its assets without the prior written consent of Seller, which shall not be unreasonably withheld, conditioned, or delayed; provided further, that such consent will not be required for (i) any assignment or transfer required by Buyer’s financing of the Project, (ii) intra-group transfers, (iii) third party transfers to entities with equal or greater creditworthiness than Buyer, and (iv) the joint venture transaction currently contemplated between Buyer and its Affiliates, on the one hand, and Cerberus Capital Management, L.P. and its Affiliates, on the other hand.

ARTICLE VI

Tax matters

Section 6.01 Tax Covenants.

(a) Without the prior written consent of Buyer, Seller shall not, to the extent it may affect or relate to the Company: (i) make, change, or rescind any Tax election; (ii) amend any Tax Return; (iii) take any position on any Tax Return; or (iv) take any action, omit to take any action, or enter into any other transaction that would have the effect of increasing the Tax liability or reducing any Tax asset of Buyer or the Company, in respect of any taxable period that begins after the Closing Date or, in respect of any taxable period that begins before and ends after the Closing Date (each such period, a “Straddle Period”), the portion of any Straddle Period beginning after the Closing Date. Seller shall also not (1) settle or compromise any Tax claim relating to the Company without Buyer’s prior written consent, or (2) make or change any accounting method or practice that would affect the Company. Seller shall indemnify and hold harmless Buyer and the Company from any liability resulting from any breach of this Section.

(b) All transfer, documentary, sales, use, stamp, registration, value added, and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the other Transaction Documents shall be borne and paid by Seller when due. Seller shall, at its own expense, timely file any Tax Return or other document with respect to such Taxes or fees (and Buyer shall cooperate with respect thereto as necessary). Buyer shall have no liability for any such transfer or similar Taxes. If Buyer is ever required by law to remit or pay any such Taxes, Seller shall promptly reimburse Buyer in full, together with any penalties, interest, or costs incurred.

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(c) Buyer shall prepare, or cause to be prepared, all Tax Returns required to be filed by the Company after the Closing Date with respect to any taxable period or portion thereof ending on or before the Closing Date and all Straddle Period Tax Returns. Any such Tax Return shall be prepared in a manner consistent with past practice (unless otherwise required by Law) and without a change of any election or any accounting method. Buyer shall control the preparation and filing of all Tax Returns of the Company for pre-Closing and Straddle Periods, subject to Seller’s reasonable review. Seller shall reimburse Buyer for any Taxes of the Company allocable to Pre-Closing Tax Periods within ten (10) business days of demand.

Section 6.02 Straddle Period. In the case of Taxes that are payable with respect to a Straddle Period, the portion of any such Taxes that are allocated to Pre-Closing Tax Periods (as defined in Section 6.04) for purposes of this Agreement shall be: (a) in the case of Taxes: (i) based upon, or related to, income, receipts, profits, wages, capital, or net worth; (ii) imposed in connection with the sale, transfer, or assignment of property; or (iii) required to be withheld, the amount of Taxes which would be payable if the taxable year ended with the Closing Date; and (b) in the case of other Taxes, the amount of such Taxes for the entire period multiplied by a fraction, the numerator of which is the number of days in the period ending on the Closing Date and the denominator of which is the number of days in the entire period. Seller shall be responsible for, and shall promptly reimburse Buyer for, all Taxes allocable to any Pre-Closing Tax Period, including the pre-Closing portion of any Straddle Period, regardless of whether such Taxes are assessed or payable before or after the Closing Date.

Section 6.03 Termination of Existing Tax Sharing Agreements. Any and all existing Tax sharing agreements (whether written or not) binding upon the Company shall be terminated as of the Closing Date. After such date neither the Company, Seller, nor any of Seller’s Affiliates and their respective Representatives shall have any further rights or liabilities thereunder. Seller shall indemnify and hold harmless Buyer and the Company from any liability arising under any Tax sharing agreement or similar arrangement (whether or not written) to which Seller or any Affiliate is a party.

Section 6.04 Tax Indemnification. Seller shall indemnify the Company, Buyer, and each Buyer Indemnitee (as defined in Section 7.01) and hold them harmless from and against (a) any loss, damage, liability, deficiency, Action, judgment, interest, award, penalty, fine, cost or expense of whatever kind (collectively, including reasonable attorneys’ fees and the cost of enforcing any right to indemnification under this Agreement, “Losses”) attributable to any breach of or inaccuracy in any representation or warranty made in Section 3.19; (b) any Loss attributable to any breach or violation of, or failure to fully perform, any covenant, agreement, undertaking, or obligation in ARTICLE VI; (c) all Taxes of the Company or relating to the business of the Company for all Pre-Closing Tax Periods (as defined below); (d) all Taxes of any member of an affiliated, consolidated, combined, or unitary group of which the Company (or any predecessor of the Company) is or was a member on or prior to the Closing Date by reason of a liability under Treasury Regulation Section 1.1502-6 or any comparable provisions of foreign, state, or local Law; and (e) any and all Taxes of any Person imposed on the Company arising under the principles of transferee or successor liability or by contract, relating to an event or transaction occurring before the Closing Date. In each of the above cases, together with any out-of-pocket fees and expenses (including attorneys’ and accountants’ fees) incurred in connection therewith, Seller shall reimburse Buyer for any Taxes of the Company that are the responsibility of Seller pursuant to this Section 6.04 within ten business days after payment of such Taxes by Buyer or the Company. The term “Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date and, with respect to any taxable period beginning before and ending after the Closing Date, the portion of such taxable period ending on and including the Closing Date. Seller’s indemnification obligations shall not be subject to any cap or basket, and shall survive until ninety (90) days after the expiration of the applicable statute of limitations (including extensions). Seller shall reimburse Buyer for any Taxes of the Company that are the responsibility of Seller pursuant to this Section 6.04 within ten (10) business days after payment of such Taxes by Buyer or the Company. Interest shall accrue on any late reimbursement at 5.00% per annum.

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Section 6.05 Cooperation and Exchange of Information. Seller and Buyer shall provide each other with such cooperation and information as either of them reasonably may request of the other in filing any Tax Return pursuant to this ARTICLE VI or in connection with any proceeding in respect of Taxes of the Company, including providing copies of relevant Tax Returns and accompanying documents. Each of Seller and Buyer shall retain all Tax Returns and other documents in its possession relating to Tax matters of the Company for any Pre-Closing Tax Period (collectively, “Tax Records”) until the expiration of the statute of limitations of the taxable periods to which such Tax Records relate. Seller shall provide Buyer and its Representatives with reasonable access to all Tax Records (including work papers and correspondence with Governmental Authorities) upon request, at no cost to Buyer. Seller shall not withhold or redact any such records except as required by Law, and shall cooperate fully in the defense or resolution of any Tax audit or proceeding relating to a Pre-Closing Tax Period or Straddle Period. Buyer shall control any such proceedings, with Seller entitled only to participate at its own expense.

Section 6.06 Survival. Notwithstanding anything in this Agreement to the contrary, the provisions of Section 3.19 and this ARTICLE VI shall survive for the full period of all applicable statutes of limitations (giving effect to any waiver, mitigation, or extension thereof) plus ninety (90) days. Seller’s obligations under this ARTICLE VI shall not be subject to any indemnity cap, basket, deductible, or threshold set forth elsewhere in this Agreement. Seller shall remain fully responsible for all Pre-Closing and Straddle Period Taxes regardless of amount.

ARTICLE VII

Indemnification

Section 7.01 Indemnification by Seller. Subject to the other terms and conditions of this ARTICLE VII, Seller shall indemnify and defend each of Buyer and its Affiliates (including the Company) and their respective Representatives (collectively, the “Buyer Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Buyer Indemnitees based upon, arising out of, with respect to, or by reason of:

(a) any inaccuracy in or breach of any of the representations or warranties of Seller contained in this Agreement or the other Transaction Documents;

(b) any breach or non-fulfillment of any covenant, agreement, or obligation to be performed by Seller pursuant to this Agreement or the other Transaction Documents;

(c) any Taxes of the Company allocable to any pre-Closing Tax Period or the pre-Closing portion of any Straddle Period;

(d) any excluded liabilities or obligations of Seller or its Affiliates not expressly assumed by Buyer; and

(e) any claims by brokers, finders, or investment bankers for fees or commissions based on arrangements made by or on behalf of Seller.

Seller’s indemnification obligations under this Section shall apply without regard to any materiality, Material Adverse Effect, or knowledge qualifiers in this Agreement. In no event shall Seller be liable to Buyer or the Buyer Indemnitees for consequential, indirect, special, punitive, or exemplary damages, lost profits, diminution of value, or similar damages, except to the extent such damages are actually awarded to a third party in connection with a Third Party Claim.

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Section 7.02 Indemnification by Buyer. Subject to the other terms and conditions of this ARTICLE VII, Buyer shall indemnify and defend each of Seller and its Affiliates and their respective Representatives (collectively, the “Seller Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Seller Indemnitees based upon, arising out of, with respect to, or by reason of:

(a) any inaccuracy in or breach of any of the representations or warranties of Buyer contained in this Agreement or the other Transaction Documents; or

(b) any breach or non-fulfillment of any covenant, agreement, or obligation to be performed by Buyer pursuant to this Agreement.

Buyer’s indemnification obligations under this Section shall apply without regard to any materiality, Material Adverse Effect, or knowledge qualifiers in this Agreement. In no event shall Buyer be liable to Seller or the Seller Indemnitees for consequential, indirect, special, punitive, or exemplary damages, lost profits, diminution of value, or similar damages, except to the extent such damages are actually awarded to a third party in connection with a Third Party Claim.

Section 7.03 Indemnification Procedures. Whenever any claim shall arise for indemnification hereunder, the party entitled to indemnification (the “Indemnified Party”) shall promptly provide written notice of such claim to the other party (the “Indemnifying Party”). In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any Action by a Person who is not a party to this Agreement, the Indemnifying Party, at its sole cost and expense and upon written notice to the Indemnified Party, may assume the defense of any such Action with counsel reasonably satisfactory to the Indemnified Party. The Indemnified Party shall be entitled to participate in the defense of any such Action, with its counsel and at its own cost and expense. If the Indemnifying Party does not assume the defense of any such Action, the Indemnified Party may, but shall not be obligated to, defend against such Action in such manner as it may deem appropriate, including settling such Action, after giving notice of it to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate and no action taken by the Indemnified Party in accordance with such defense and settlement shall relieve the Indemnifying Party of its indemnification obligations herein provided with respect to any damages resulting therefrom. The Indemnifying Party shall not settle any Action without the Indemnified Party’s prior written consent (which consent shall not be unreasonably withheld or delayed). If the Indemnifying Party assumes the defense, it shall keep the Indemnified Party fully informed and shall not consent to any settlement unless it provides for full and unconditional release of the Indemnified Party.

Section 7.04 Survival. Subject to the limitations and other provisions of this Agreement, the representations and warranties contained herein (other than any representations or warranties contained in Section 3.19 which are subject to ARTICLE VI) and all related rights to indemnification shall survive the Closing. Notwithstanding the foregoing, any claims which are timely asserted in writing by notice from the non-breaching party to the breaching party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of the relevant representation or warranty and such claims shall survive until finally resolved.

(a) The representations and warranties set forth in Section 3.02 (Organization and Authority of Seller), Section 3.03 (Organization, Authority and Qualification of the Company), Section 3.04 (Capitalization), Section 3.06 (No Conflicts or Consents), Section 3.22 (Brokers), Section 4.02 (Organization and Authority of Buyer), Section 4.03 (No Conflicts or Consents) and Section 4.05 (Brokers) shall survive for three (3) years following the Closing Date;

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(b) All other representations and warranties shall survive for twenty-four (24) months following the Closing Date; and

(c) All covenants and agreements shall survive in accordance with their express terms.

Any claims timely asserted in writing prior to expiration of the applicable survival period shall continue until fully resolved. Seller’s obligations with respect to Taxes under ARTICLE VI shall survive as set forth therein.

Section 7.05 Tax Claims. Notwithstanding any other provision of this Agreement, the control of any claim, assertion, event, or proceeding in respect of Taxes of the Company (including, but not limited to, any such claim in respect of a breach of the representations and warranties in Section 3.19 hereof or any breach or violation of or failure to fully perform any covenant, agreement, undertaking, or obligation in ARTICLE VI) shall be governed exclusively by ARTICLE VI hereof.

Section 7.06 Cumulative Remedies. The rights and remedies provided for in this ARTICLE VII (and in ARTICLE VI) are cumulative and are in addition to and not in substitution for any other rights and remedies available at Law or in equity or otherwise.

ARTICLE VIII

Miscellaneous

Section 8.01 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses. For the avoidance of doubt, Seller shall be solely responsible for all fees and expenses of any brokers, finders, advisors, consultants, or investment bankers engaged by or on behalf of Seller. Buyer shall have no liability therefor. Seller shall also bear its own legal and advisory expenses incurred in connection with this Agreement.

Section 8.02 Notices. All notices, claims, demands, and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by email of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the fifth day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid, if sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8.02):

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Section 8.03 Interpretation; Headings. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement. The parties agree that this Agreement was negotiated at arm’s length, and no presumption shall be made in favor of or against either party based on authorship.

Section 8.04 Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement.

Section 8.05 Entire Agreement. This Agreement and the other Transaction Documents constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and those in the other Transaction Documents, any exhibits, and the Disclosure Schedules (other than an exception expressly set forth as such in the Disclosure Schedules), the statements in the body of this Agreement will control.

Section 8.06 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Buyer may assign this Agreement and its rights and obligations hereunder (a) to any of its Affiliates, (b) to any financing parties or collateral agents, or (c) in connection with any merger, consolidation, reorganization, or sale of all or substantially all of Buyer’s assets, without Seller’s consent. Any other assignment shall require the prior written consent of the other party, which consent shall not be unreasonably withheld, conditioned, or delayed. No assignment shall relieve the assigning party of its obligations hereunder unless expressly agreed in writing by the non-assigning party.

Section 8.07 Amendment and Modification; Waiver. This Agreement may only be amended, modified, or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No failure to exercise, or delay in exercising, any right or remedy arising from this Agreement shall operate or be construed as a waiver thereof. No single or partial exercise of any right or remedy hereunder shall preclude any other or further exercise thereof or the exercise of any other right or remedy. Any amendment, modification, or waiver requested by Seller that would materially increase Buyer’s obligations or reduce Buyer’s rights hereunder shall require the prior written consent of Buyer’s Board of Directors.

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Section 8.08 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a) This Agreement and all disputes, claims, or controversies arising out of or relating hereto shall be governed by and construed in accordance with the laws of the State of Texas, without regard to conflict of laws principles.

(b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL ACTION, PROCEEDING, CAUSE OF ACTION, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, INCLUDING ANY EXHIBITS AND SCHEDULES ATTACHED TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION; (II) EACH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (III) EACH PARTY MAKES THIS WAIVER KNOWINGLY AND VOLUNTARILY; AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 8.09 Disputes

(a) Mediation. Mediation shall be voluntary and not a condition precedent to litigation or other remedies available under this Agreement. The parties may agree to mediation at any time, but no party shall be required to delay pursuit of litigation, equitable relief, or indemnification claims pending the outcome of mediation.

(b) Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by binding arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules including the Optional Rules for Emergency Measures of Protection, in Fort Worth, Texas. Notice of the demand for arbitration will be filed in writing with the parties and with the American Arbitration Association. The arbitrator(s) shall not have the authority to award any relief which could not be awarded by the courts of the State of Texas. The award of the arbitrator(s) shall be final and binding and judgment may be entered on the award in accordance with applicable law in any court having jurisdiction. The agreement to arbitrate will be specifically enforceable in accordance with applicable law in any court having jurisdiction

Section 8.10 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their duly authorized officers.

Grun Energy LLC

By:	/s/ Bryan Mendenhall
Bryan Mendenhall
President & CEO

Emergen Energy LLC

By:	/s/ Cole W. Johnson
Cole Johnson
Co-CEO

[Signature Page to Membership Interest Purchase Agreement]

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